UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2003

FRESH CHOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20792	77-0130849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Cochrane Circle Morgan Hill, California 95037
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 776-0799

Not Applicable
(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant’s Certifying Accountant.

As previously reported on a Form 8-K filed on March 4, 2003, Fresh Choice, Inc. (the “Company”) notified Deloitte & Touche LLP (“Deloitte”) on February 27, 2003 that, upon completion of Deloitte’s audit of the Company’s consolidated financial statements for the fiscal year ended December 29, 2002, the Company would dismiss Deloitte and change auditors.  On March 21, 2003, the Company filed its Annual Report on Form 10-K for the year ended December 29, 2002, which incorporated the report of Deloitte on the Company’s consolidated financial statements as of December 29, 2002 and December 31, 2001 and for each of the three years in the period ended December 29, 2002.  This filing represents the completion of Deloitte’s audit of the Company’s consolidated financial statements for the fiscal year ended December 29, 2002.

The audit reports of Deloitte on the consolidated financial statements of the Company for the fiscal years ended December 29, 2002, December 30, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During each of the three fiscal years in the period ended December 29, 2002 and the subsequent interim period preceding completion of Deloitte’s audit on March 21, 2003, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                         Exhibits.

Exhibit Number	Description

16.1	Letter of Deloitte & Touche LLP regarding change in independent auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH CHOICE, INC.

Date: March 21, 2003	By:	/s/ David E. Pertl
David E. Pertl
Senior Vice President, Chief Financial
Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Deloitte & Touche LLP regarding change in independent auditor.